Exhibit 99.(h)(3)(iii)

PACIFIC FUNDS SERIES TRUST

AMENDMENT TO THE AMENDED AND RESTATED EXPENSE LIMITATION
AGREEMENT

THIS AMENDMENT TO THE AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT (the “Agreement”), by and between Pacific Funds Series Trust (the “Trust” or “Pacific Funds”), on behalf of the series of Pacific Funds designated in the schedules to this Agreement (each a “Fund,” collectively, the “Funds”), and Pacific Life Fund Advisors LLC (“Adviser”), is effective December 14, 2020.

WHEREAS, the Trust and the Adviser (collectively, the “Parties”) are parties to a certain Amended and Restated Expense Limitation Agreement dated August 1, 2020, as may be amended from time to time (the “Agreement”); and

WHEREAS, the Parties desire to amend the Agreement upon the following terms and conditions.

NOW THEREFORE, in consideration of the renewal of premises and mutual promises and covenants contained in the Agreement, and good and fair consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties hereby agree as follows:

1	Schedule B to the Agreement is hereby deleted in its entirely and replaced with the Schedule B attached hereto, effective as of the date noted on that schedule.

2	Except as expressly supplemented, amended or consented to hereby, all of the representations, terms, covenants and conditions of the Agreement shall remain unchanged and shall continue in full force and effect.

IN WITNESS WHEREOF, the Parties have caused this Amendment to the Amended and Restated Expense Limitation Agreement to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.

PACIFIC FUNDS SERIES TRUST

By:   /s/ Howard T. Hirakawa

Name:   Howard T. Hirakawa

Title:   Senior Vice President

PACIFIC LIFE FUND ADVISORS LLC

By:   /s/ Howard T. Hirakawa

Name:   Howard T. Hirakawa

Title:   Senior Vice President

SCHEDULE B

to the AMENDED AND RESTATED PACIFIC FUNDS SERIES TRUST

EXPENSE LIMITATION AGREEMENT

FOR: PF Fixed Income Funds1

I.	Operating Expense Limits for Class A Shares

Maximum Operating Expense Limit (as a Percentage of average daily net assets)
Fund	Contractual Rate
Pacific Funds Short Duration Income Pacific Funds Core Income Pacific Funds Strategic Income Pacific Funds Floating Rate Income Pacific Funds High Income	0.10% through July 31, 2021

II.	Operating Expense Limits for Class C Shares

Maximum Operating Expense Limit (as a Percentage of average daily net assets)
Fund	Contractual Rate
Pacific Funds Short Duration Income Pacific Funds Core Income	0.10% through July 31, 2021
Pacific Funds Strategic Income Pacific Funds Floating Rate Income Pacific Funds High Income	0.05% through July 31, 2021

1 Pacific Funds Ultra Short Income, Pacific Funds Core Income, Pacific Funds ESG Core Bond, Pacific Funds Floating Rate Income, Pacific Funds High Income, Pacific Funds Short Duration Income and Pacific Funds Strategic Income are, together, the “PF Fixed Income Funds.” The expense caps for Class P shares of the PF Fixed Income Funds that are offered as Underlying Funds are stated in Schedule D to this Agreement.

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III.	Operating Expense Limits for Advisor Class Shares:

Maximum Operating Expense Limit (as a Percentage of average daily net assets)
Fund	Contractual Rate
Pacific Funds Short Duration Income Pacific Funds Strategic Income Pacific Funds Floating Rate Income Pacific Funds High Income	0.10% through July 31, 2021
Pacific Funds Core Income	0.05% through July 31, 2021
Pacific Funds Ultra Short Income	0.07% through July 31, 2022
Pacific Funds ESG Core Bond	0.10% through July 31, 2022

IV.	Operating Expense Limits for Class I Shares:

Maximum Operating Expense Limit (as a Percentage of average daily net assets)
Fund	Contractual Rate
Pacific Funds Short Duration Income Pacific Funds High Income	0.10% through July 31, 2021
Pacific Funds Core Income Pacific Funds Strategic Income Pacific Funds Floating Rate Income	0.05% through July 31, 2021
Pacific Funds Ultra Short Income	0.07% through July 31, 2022
Pacific Funds ESG Core Bond	0.10% through July 31, 2022

Effective: December 14, 2020

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